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                                                                    EXHIBIT 99.2

                    AGREEMENT TO AMEND EMPLOYMENT AGREEMENT
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     This Agreement to amend Employment Agreement is made as of the 8th day of
April 1999 (the "Effective Date"), by and between James J. Tinagero (the "Employee") and Maxwell Shoe Company Inc., a Delaware corporation (the "Company").

     WHEREAS, the Employee and the Company are currently parties to a certain employment agreement dated as of April 27, 1998 (the "Employment Agreement"); and

     WHEREAS, the Board of Directors of the Company (the "Board") deems it to be in the best interests of the Company to amend the Employment Agreement and has approved on April 8, 1999 certain amendments to the Employment Agreement; and

     WHEREAS, the Employee and the Company each wishes to amend the Employment Agreement to incorporate the amendments approved by the Board; and

     WHEREAS, the Employee and the Company each agrees that the terms and conditions of the Employment Agreement shall remain in full force and effect except as such terms and conditions may be amended herein; and

     WHEREAS, the Employee wishes to continue his employment by the Company and to commit himself to serve the Company on the terms provided in the Employment Agreement and as amended by this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto acknowledge and agree that the Employment Agreement is amended and modified as follows:

     1. Section 1.05 of the Employment Agreement is hereby amended by deleting the word "or" before sub-Section 1.05(f) and adding the following to the end of
Section 1.05:

     "; or (g) requires the Employee to be regularly based at any office or location that is more than 50 miles from the Company's current headquarters in Hyde Park (Boston), MA."

     2. Section 4.03 of the Employment Agreement is hereby amended such that all references to the term "one-year" in such Section shall be changed to the term "two-year." Section 4.03 of the Employment Agreement is further amended by replacing in its entirety the second sentence of such Section with the following:

     "If during the two-year period following a Change of Control the Employee's employment is terminated by the Company without Cause, the Employee (or the Employee's beneficiary designated pursuant to Section 1.03 hereof if the Employee is deceased at the time of payment) shall receive such compensation as is provided to the Employee pursuant to subsections (b) and (c) of this Section 4.03."
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     3.  Sub-Section 4.03(b) of the Employment Agreement is hereby replaced in its entirety by the following:

     "If the Employee becomes entitled to receive compensation pursuant to this
Section 4.03, then, in addition to any payments to which the Employee is entitled under Section 4.01 hereof, the Employee shall receive within thirty
(30) days of the termination of his employment a lump-sum payment equal to three
(3) times the Employee's average annual total compensation (including, for purposes of computing total compensation under this Section 4.03, the amount of any bonus and employee benefits accrued during the relevant period) earned during the five-year period immediately preceding the effective date of the Change of Control or such shorter period during which the Employee may have been employed by the Company. In the event that any amount or benefit that may be paid or otherwise provided to or in respect of the Employee by or on behalf of the Company or any affiliate, whether pursuant to this Agreement or otherwise (collectively, "Covered Payments"), is or may become subject to the tax imposed under Code Section 4999 ("Excise Tax"), the Company will pay to the Employee a "Reimbursement Amount" equal to the total of: (A) any Excise Tax on the Covered Payments, plus (B) any Federal, state, and local income taxes, employment and excise taxes (including the Excise Tax) on the Reimbursement Amount, plus (C) the product of any deductions disallowed for Federal, state or local income tax purposes because of the inclusion of the Reimbursement Amount in the Employee's adjusted gross income multiplied by the Employee's combined Federal, state, and local income tax rate for the calendar year in which the Reimbursement Amount is includible in the Employee's taxable income, plus (D) any interest, penalties or additions to tax imposed under applicable law in connection with the Excise Tax or the Reimbursement Amount. For purposes of this Section 4.03(b), the Employee will be deemed to pay (Y) Federal income taxes at the highest applicable marginal rate of Federal income taxation applicable to individuals for the calendar year in which the Reimbursement Amount is includible in the Employee's taxable income and (Z) any applicable state and local income taxes at the highest applicable marginal rate of taxation applicable to individuals for the calendar year in which such Reimbursement Amount is includible in the Employee's taxable income, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Employee's adjusted gross income). The payment of a Reimbursement Amount under this sub-Section 4.03(b) shall not be conditioned upon the Employee's termination of employment. Notwithstanding the foregoing provisions of this sub-Section 4.03(b), if it shall be determined that, absent this sentence, the Employee is entitled to a Reimbursement Amount, but that the portion of the Covered Payments that would be treated as "parachute payments" under Code
Section 280G ("Covered Parachute Payments") does not exceed 120% of the greatest amount of Covered Parachute Payments that could be paid to the Employee such that the receipt of such Covered Parachute Payments would not give rise to any Excise Tax (the "Safe Harbor Amount"), then no Reimbursement Amount shall be paid to the Employee (unless for any reason Employee is determined to be subject to the Excise Tax after application of the balance of this sentence) and the Covered Parachute Payments payable under this Agreement shall be reduced so that the Covered Parachute Payments, in the aggregate, are reduced to the Safe Harbor Amount. For purposes of reducing the Covered Parachute Payments to the Safe Harbor Amount, only amounts payable under this Agreement shall be reduced. If the reduction of the amounts payable under this Agreement would not result in a reduction of the Covered Parachute Payments to the Safe Harbor Amount, no amounts payable under this Agreement or otherwise shall be reduced

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pursuant to this Section 4.03(b). The Company shall notify the Employee of any intent to reduce the amount of any Covered Payments in accordance with this sub-
Section 4.03(b) (which notice, if practicable, shall be given prior to the occurrence of an event that would give rise to a Covered Parachute Payment), and Employee shall have the right to designate which of the Covered Payments shall be reduced and to what extent, provided that the Employee may not so elect to the extent that, in the determination of counsel to the Company, such election would cause the Employee to be subject to the Excise Tax."

     4. The following provisions are added to the Employment Agreement as a new sub-Section 4.03(c):

     "If during the two-year period following a Change of Control the Employee's employment is terminated by the Company without Cause, for three years after the termination date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them in accordance with the welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) if the Employee's employment had not been terminated (and at a cost to the Employee no greater than the cost to the Employee under such plans, programs, practices and policies) or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other peer employees of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Employee with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Employee at the time of a Change of Control; provided, however, that if the Employee becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility."

     5. This Agreement (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding between the parties with respect to the subject matter hereof; and (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument. Except for the foregoing, the provisions of the Employment Agreement shall govern the subject matter hereof; provided that, in the event of any conflict between the Employment Agreement and this Agreement, the provisions of this Agreement shall govern.

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     Upon execution below by both parties, this Agreement will enter into full force and effect as of April 8, 1999.


     MAXWELL SHOE COMPANY INC.              EMPLOYEE


     By:  /s/ Mark J. Cocozza               /s/ James J. Tinagero
         ---------------------------        ---------------------------
              Mark J. Cocozza                   James J. Tinagero
              Chairman and Chief
              Executive Officer

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